Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon Reports First Quarter 2013 Results

•	Revenue of $305.7 million for First Quarter 2013

•	Adjusted EBITDA of $76.0 million for First Quarter 2013

NASHVILLE, Tenn. (May 9, 2013) – Emdeon Inc., a leading provider of healthcare revenue and payment cycle management and clinical information exchange solutions, today announced financial results for the first quarter ended March 31, 2013 as summarized below:

(In millions)	1Q 2013	1Q 2012	% Change
Revenue	$305.7	$286.0	6.9%
Net Income (Loss)	$(13.5)	$(17.5)	23.3%
Non-GAAP Adjusted EBITDA	$76.0	$78.4	-3.1%

“Our operating results for the first quarter were solid, and particularly strong in payment distribution services and revenue cycle solutions,” said George Lazenby, chief executive officer for Emdeon. “We remain pleased with the overall performance of our businesses and continue to invest in new initiatives to support our long-term growth strategies.”

First quarter revenue was $305.7 million, an increase of 6.9%, compared to $286.0 for the same period in 2012. Net loss for the first quarter of 2013 was $13.5 million compared to $17.5 million for the same period in 2012. This improvement in net loss compared to the corresponding prior year period was primarily due to the impact of business growth and lower interest expense as a result of the repricing of Emdeon’s term debt in April 2012.

First quarter 2013 Non-GAAP Adjusted EBITDA decreased 3.1% to $76.0 million, or 24.9% of revenue, from Non-GAAP Adjusted EBITDA of $78.4 million, or 27.4% of revenue, for the comparable period in 2012. This decline in Adjusted EBITDA as compared to the same period in 2012 is primarily due to increased investments related to sales and other growth initiatives and one less business day in the first quarter of 2013.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

About Emdeon

Emdeon is a leading provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; pricing pressures on Emdeon’s solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2012, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

# # #

Contacts:

Investor Relations

Bob East

Westwicke Partners

443.213.0502

bob.east@westwicke.com or

Emdeon@westwicke.com

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2013	2012
Revenue	$305,702	$286,035
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	189,307	173,146
Development and engineering	7,722	9,085
Sales, marketing, general and administrative	39,111	36,127
Depreciation and amortization	46,815	45,156
Accretion	4,140	3,768

Operating income	18,607	18,753
Interest expense, net	41,415	45,739

Income (loss) before income tax provision (benefit)	(22,808)	(26,986)
Income tax provision (benefit)	(9,357)	(9,452)

Net income (loss)	$(13,451)	$(17,534)

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$53,321	$31,763
Accounts receivable, net of allowance for doubtful accounts of $4,062 and $3,585 at March 31, 2013 and December 31, 2012, respectively	206,804	190,021
Deferred income tax assets	3,788	4,184
Prepaid expenses and other current assets	28,985	28,160

Total current assets	292,898	254,128
Property and equipment, net	275,936	272,088
Goodwill	1,481,889	1,481,889
Intangible assets, net	1,702,811	1,730,089
Other assets, net	31,471	29,694

Total assets	$3,785,005	$3,767,888

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,518	$6,223
Accrued expenses	115,916	102,069
Deferred revenues	10,285	9,342
Current portion of long-term debt	23,498	17,330

Total current liabilities	163,217	134,964
Long-term debt, excluding current portion	2,006,198	1,999,392
Deferred income tax liabilities	457,851	467,912
Tax receivable agreement obligations to related parties	129,142	125,003
Other long-term liabilities	7,729	8,466
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at March 31, 2013 and December 31, 2012, respectively	—	—
Additional paid-in capital	1,132,743	1,130,968
Accumulated other comprehensive income (loss)	(3,396)	(3,789)
Accumulated deficit	(108,479)	(95,028)

Total equity	1,020,868	1,032,151

Total liabilities and equity	$3,785,005	$3,767,888

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Operating activities
Net income (loss)	$(13,451)	$(17,534)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,815	45,156
Accretion	4,140	3,768
Equity compensation	1,775	—
Deferred income tax expense (benefit)	(9,917)	(9,956)
Amortization of debt discount and issuance costs	2,601	2,545
Other	(34)	149
Changes in operating assets and liabilities:
Accounts receivable	(16,783)	(188)
Prepaid expenses and other	(971)	(6,655)
Accounts payable	6,922	1,754
Accrued expenses, deferred revenue and other liabilities	17,817	2,802
Tax receivable agreement obligations to related parties	(103)	(114)

Net cash provided by (used in) operating activities	38,811	21,727

Investing activities
Purchases of property and equipment	(13,551)	(15,146)

Net cash provided by (used in) investing activities	(13,551)	(15,146)

Financing activities
Debt principal payments	(3,252)	(3,060)
Payments on revolver	—	(15,000)
Other	(450)	(68)

Net cash provided by (used in) financing activities	(3,702)	(18,128)

Net increase (decrease) in cash and cash equivalents	21,558	(11,547)
Cash and cash equivalents at beginning of period	31,763	37,925

Cash and cash equivalents at end of period	$53,321	$26,378

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations are also used in our credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in our credit facilities and indentures vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months	Three Months
	Ended March 31,	Ended March 31,
	2013	2012
Net income (loss)	$(13,451)	$(17,534)
Interest expense, net	41,415	45,739
Income tax provision (benefit)	(9,357)	(9,452)
Depreciation and amortization	46,815	45,156

EBITDA	65,422	63,909

EBITDA Adjustments:
Equity compensation	1,775	—
Acquisition accounting adjustments	274	1,937
Acquisition-related costs	497	927
Transaction-related costs and advisory fees	1,500	2,148
Strategic initiatives, duplicative and transition costs	2,045	5,216
Accretion expense	4,140	3,768
Other	391	538

EBITDA Adjustments	10,622	14,534

Adjusted EBITDA	$76,044	$78,443